Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-36739) of PECO Energy Company of our report on our audits of the financial statements of the PECO Energy Employee Savings Plan as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997, dated June 29, 1998, which appears on page 3 of this Form 11-K.




COOPERS & LYBRAND  L.L.P.

2400 Eleven Penn Center
Philadelphia, PA 19103
June 29, 1998